EXHIBIT 24

DIRECTOR AND/OR OFFICER OF
NEXTEL COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-3

POWERS OF ATTORNEY

     The undersigned director and/or officer of Nextel Communications, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Timothy M. Donahue, Paul N. Saleh and Leonard J. Kennedy, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration for resale by certain selling stockholders of the Company’s shares of Class A Common Stock, par value $.001 per share, to be issued in connection with the acquisition of the stock of NeoWorld Communications, Inc., with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

EXECUTED as of August 15, 2002.

/s/ TIMOTHY M. DONAHUE Timothy M. Donahue Chief Executive Officer, President and Director (Principal Executive Officer)	/s/ PAUL N. SALEH Paul N. Saleh Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ WILLIAM E. CONWAY, JR Willliam E. Conway, Jr. Chairman of the Board and Director	/s/ MORGAN E. O’BRIEN Morgan E. O’Brien Vice Chairman of the Board and Director

/s/ WILLIAM G. ARENDT William G. Arendt Vice President and Controller (Principal Accounting Officer)	/s/ KEITH J. BANE Keith J. Bane Director

/s/ J. TIMOTHY BRYAN J. Timothy Bryan Director	/s/ FRANK M. DRENDEL Frank M. Drendel Director

/s/ V. JANET HILL V. Janet Hill Director	/s/ WILLIAM E. KENNARD William E. Kennard Director

/s/ CRAIG O. MCCAW Craig O. McCaw Director	/s/ DENNIS M. WEIBLING Dennis M. Weibling Director